Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8234
Senior Housing Properties Trust Announces Second Quarter 2018 Results
Second Quarter Net Income Attributable to Common Shareholders of $0.52 Per Share
Second Quarter Normalized FFO Attributable to Common Shareholders of $0.44 Per Share

Newton, MA (August 7, 2018):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter ended June 30, 2018.
Jennifer Francis, President and Chief Operating Officer, made the following statement regarding the second quarter ended June 30, 2018 results:
“Generally, our overall portfolio, which consists of a diversified mix of high quality healthcare properties, continued to perform well during the quarter, with consolidated same property Cash Basis NOI increasing 0.9%. Each of our different healthcare property segments experienced solid same property Cash Basis NOI growth during the quarter, except for our managed senior living segment, which saw a decline primarily because of higher operating expenses.”
“We also continue to experience headwinds in our senior living properties from the recent overbuilding in the industry, which has led to occupancy pressure and increasing operating expenses. To help address this issue, we are focused on recycling capital from dispositions into life science and medical office properties. During the quarter, life science properties and medical office properties represented approximately 23% and 21%, respectively, of our consolidated NOI, and we hope to grow both these healthcare property portfolios in the future.”
Results for the Quarter Ended June 30, 2018:
Net income attributable to common shareholders was $123.6 million, or $0.52 per diluted share, for the quarter ended June 30, 2018 compared to $16.0 million, or $0.07 per diluted share, for the quarter ended June 30, 2017. This increase in net income attributable to common shareholders is primarily the result of: (1) $80.8 million of net gains on the sale of properties recognized for the quarter ended June 30, 2018, (2) unrealized gains and losses on equity securities, net, of $23.3 million which, effective January 1, 2018, is included in earnings in accordance with an update to U.S. generally accepted accounting principles, or GAAP, (3) acquisitions since April 1, 2017, and (4) a decrease in asset impairment charges as compared to the prior year. This increase in net income attributable to common shareholders was partially offset by an increase in general and administrative expenses due to the $17.6 million of business management incentive fee expense recognized for the quarter ended June 30, 2018 as a result of SNH's total shareholder return, as defined, exceeding the returns for the SNL U.S. REIT Healthcare index by 38.3% over the applicable measurement period compared to the $10.8 million of business management incentive fee expense recognized for the quarter ended June 30, 2017, as well as an increase in interest expense. Normalized funds from operations attributable to common shareholders, or Normalized FFO attributable to common shareholders, were $104.8 million and $103.6 million, respectively, or $0.44 and $0.44 per diluted share, respectively, for the quarters ended June 30, 2018 and 2017.

Reconciliations of net income attributable to common shareholders determined in accordance with GAAP to funds from operations attributable to common shareholders, or FFO attributable to common shareholders, and Normalized FFO attributable to common shareholders for the quarters ended June 30, 2018 and 2017 appear later in this press release.
Results for the Six Months Ended June 30, 2018:
Net income attributable to common shareholders was $359.6 million, or $1.51 per diluted share, for the six months ended June 30, 2018 compared to $48.2 million, or $0.20 per diluted share, for the six months ended June 30, 2017. This increase in net income attributable to common shareholders is primarily the result of: (1) $261.9 million of net gains on the sale of properties recognized for the six months ended June 30, 2018, (2) unrealized gains and losses on equity securities, net, of $50.5 million which, effective January 1, 2018, is included in earnings in accordance with an update to GAAP, (3) acquisitions since January 1, 2017, and (4) a decrease in asset impairment charges as compared to the prior year. This increase in net income attributable to common shareholders was partially offset by an increase in general and administrative expenses due to the $32.0 million of business management incentive fee expense recognized for the six months ended June 30, 2018 as a result of SNH's total shareholder return, as defined, exceeding the returns for the SNL U.S. REIT Healthcare index by 38.3% over the applicable measurement period compared to the $14.0 million of business management incentive fee expense recognized for the six months ended June 30, 2017. Normalized FFO attributable to common shareholders were $212.0 million and $212.0 million, or $0.89 and $0.89 per diluted share, respectively, for the six months ended June 30, 2018 and 2017.
Reconciliations of net income attributable to common shareholders determined in accordance with GAAP to FFO attributable to common shareholders and Normalized FFO attributable to common shareholders for the six months ended June 30, 2018 and 2017 appear later in this press release.
Portfolio Operating Results:
For the quarter ended June 30, 2018, consolidated cash basis net operating income, or Cash Basis NOI, at properties owned continuously since April 1, 2017, or same property, increased 0.9% compared to the quarter ended June 30, 2017.
For the quarter ended June 30, 2018, 43.5% of net operating income, or NOI, came from 129 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 12.6 million leasable square feet. As of June 30, 2018, 95.7% of MOB square feet were leased compared to 96.5% as of June 30, 2017. Same property occupancy was 95.6% as of June 30, 2018 compared to 96.5% as of June 30, 2017. Same property Cash Basis NOI from MOBs increased 1.8% for the quarter ended June 30, 2018 compared to the quarter ended June 30, 2017.
For the quarter ended June 30, 2018, 39.6% of NOI came from 229 triple net leased senior living communities with 24,318 living units. The weighted average rent coverage for triple net leased senior living communities decreased to 1.18x for the 12 month period ended March 31, 2018 compared to 1.24x for the 12 month period ended March 31, 2017(1)(2). Same property Cash Basis NOI from triple net leased senior living communities increased 1.9% for the quarter ended June 30, 2018 compared to the quarter ended June 30, 2017.
For the quarter ended June 30, 2018, 14.2% of NOI came from 75 managed senior living communities with 9,510 living units. Occupancy at managed senior living communities was 86.1% for the quarter ended June 30, 2018 compared to 85.7% for the quarter ended June 30, 2017. Same property occupancy at managed senior living communities was 85.8% for the quarter ended June 30, 2018 compared to 85.7% for the quarter ended June 30, 2017. Same property average monthly rates at managed senior living communities were $4,282 for the quarter ended June 30, 2018 compared to $4,298 for the quarter ended June 30, 2017. Same property Cash Basis NOI from managed senior living communities decreased 4.6% for the quarter ended June 30, 2018 compared to the quarter ended June 30, 2017. The primary reason for the decrease in same property Cash Basis NOI was an increase in expenses.
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(1) SNH reports rent coverage one quarter in arrears because operating results from tenants are usually provided to SNH three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities are provided by tenants and SNH has not independently verified this information.
(2) Excludes data for periods prior to SNH's ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented.

SNH's 10 wellness centers remained 100% leased as of June 30, 2018 and June 30, 2017, and provided SNH with Cash Basis NOI of $4.4 million in each of the three months ended June 30, 2018 and 2017.
Reconciliations of net income determined in accordance with GAAP to consolidated NOI, Cash Basis NOI and same property NOI and Cash Basis NOI by operating segment for the quarters ended June 30, 2018 and 2017 appear later in this press release.

Investment Activities:
In November 2017, SNH agreed to acquire six senior living communities from Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star, for an aggregate purchase price of approximately $104.0 million, including SNH’s assumption of approximately $33.7 million of mortgage debt secured by certain of these senior living communities and excluding closing costs. In December 2017, SNH acquired two of these communities for an aggregate purchase price of approximately $39.2 million, excluding closing costs. In January 2018, SNH acquired one of these communities for approximately $19.7 million, excluding closing costs. In February 2018, SNH acquired one of these communities for approximately $22.2 million, including the assumption of approximately $16.8 million of mortgage debt principal and excluding closing costs. In June 2018, SNH acquired the remaining two of these communities for an aggregate purchase price of approximately $23.3 million, including the assumption of approximately $16.6 million of mortgage debt principal and excluding closing costs. In connection with these acquisitions, SNH entered management and pooling agreements with Five Star for Five Star to manage these senior living communities for SNH.
During the quarter ended June 30, 2018, SNH invested approximately $10.1 million in improvements at its senior living communities that has generated or will generate additional rent under the terms of the applicable leases. In addition, SNH regularly makes additional investments at its MOBs and its managed senior living communities that it expects may maintain or enhance the competitive positions of those properties and may increase its operating revenue from those properties.
Disposition Activities:
In May 2018, SNH sold one senior living community that was leased to Sunrise Senior Living, LLC for a sales price of approximately $96.0 million, excluding closing costs, resulting in a gain of approximately $78.9 million.
In June 2018, SNH sold one skilled nursing facility that was leased to Five Star and one senior living community that was leased to a private operator, where the tenant exercised its purchase option, for a combined sales price of approximately $21.9 million, excluding closing costs, resulting in a net gain of approximately $1.9 million.
Financing Activities:
In July 2018, SNH prepaid approximately $90.6 million of secured debts encumbering 12 senior living communities with a weighted average annual interest rate of 5.0% and maturity dates in October 2018.
In July 2018, SNH gave notice of its intention to prepay approximately $6.4 million of secured debt encumbering one senior living community with an annual interest rate of 4.7% and a maturity date in January 2019. SNH expects to make this prepayment in September 2018.
Conference Call:
At 10:00 a.m. Eastern Time on Tuesday, August 7, 2018, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss SNH's second quarter 2018 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, August 14, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10121844.

A live audio webcast of the conference call will also be available in a listen-only mode on SNH’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit SNH’s website about five minutes before the call. The archived webcast will be available for replay on SNH’s website following the call for about one week. The transcription, recording and retransmission in any way of SNH’s second quarter conference call are strictly prohibited without the prior written consent of SNH.
Supplemental Data:
A copy of SNH’s Second Quarter 2018 Supplemental Operating and Financial Data is available for download at SNH’s website, which is located at www.snhreit.com. SNH’s website is not incorporated as part of this press release.
SNH is a real estate investment trust, or REIT, that owns medical office and life science properties, senior living communities and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., an alternative asset management company that is headquartered in Newton, MA.
Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI and Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

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MS. FRANCIS’S STATEMENTS IN THIS PRESS RELEASE REGARDING SNH’S OVERALL PORTFOLIO PERFORMANCE AND INCREASED CONSOLIDATED SAME PROPERTY CASH BASIS NOI MAY IMPLY THAT SIMILAR OR BETTER RESULTS WILL BE ACHIEVED IN THE FUTURE. HOWEVER, SNH CANNOT BE SURE THAT IT WILL REALIZE SIMILAR OR BETTER RESULTS IN THE FUTURE.

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THIS PRESS RELEASE INCLUDES A STATEMENT THAT SNH HOPES TO GROW ITS LIFE SCIENCE AND MEDICAL OFFICE PROPERTIES PORTFOLIOS IN THE FUTURE. HOWEVER, SNH CANNOT BE SURE THAT FOCUSING ON THESE PORTFOLIOS WILL BE EFFECTIVE IN OVERCOMING THE CURRENT TRENDS IN ITS SENIOR LIVING PROPERTIES PORTFOLIO OR THAT SNH WILL IN FACT GROW ITS LIFE SCIENCE AND MEDICAL OFFICE BUILDING PORTFOLIOS OR THE NOI REALIZED BY SNH FROM EITHER SUCH PORTFOLIO.

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THIS PRESS RELEASE INCLUDES A STATEMENT THAT SNH EXPECTS THE ADDITIONAL INVESTMENTS IT REGULARLY MAKES AT ITS MOBS AND MANAGED SENIOR LIVING COMMUNITIES MAY MAINTAIN OR ENHANCE THE COMPETITIVE POSITION OF THOSE PROPERTIES AND MAY INCREASE ITS OPERATING REVENUE FROM THOSE PROPERTIES. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE FUTURE COMPETITIVE POSITION OF, OR THE OPERATING REVENUE FROM, THOSE PROPERTIES WILL INCREASE AS A RESULT OF THESE INVESTMENTS OR OTHERWISE. IN FACT, THE COMPETITIVE POSITION OF, AND SNH’S REVENUES FROM, THOSE PROPERTIES MAY DECLINE.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Rental income	$174,585	$166,647	$348,313	$333,090
Residents fees and services	102,663	98,366	204,750	196,484
Total revenues	277,248	265,013	553,063	529,574

Expenses:
Property operating expenses	110,092	102,795	218,235	203,851
Depreciation and amortization	72,300	69,669	142,639	142,844
General and administrative (1)	29,078	22,922	54,196	38,005
Acquisition and certain other transaction related costs	77	—	97	292
Impairment of assets	548	5,082	548	5,082
Total expenses	212,095	200,468	415,715	390,074

Operating income	65,153	64,545	137,348	139,500

Dividend income	659	659	1,318	1,319
Unrealized gains and losses on equity securities, net (2)	23,265	—	50,506	—
Interest and other income	60	76	114	195
Interest expense	(44,813)	(40,800)	(88,365)	(84,289)
Loss on early extinguishment of debt	—	(7,353)	(130)	(7,353)
Income from continuing operations before income tax expense and equity in earnings of an investee	44,324	17,127	100,791	49,372
Income tax expense	(105)	(99)	(365)	(191)
Equity in earnings of an investee	7	374	51	502
Income before gain on sale of properties	44,226	17,402	100,477	49,683
Gain on sale of properties	80,762	—	261,916	—
Net income	124,988	17,402	362,393	49,683
Net income attributable to noncontrolling interest	(1,401)	(1,360)	(2,784)	(1,486)
Net income attributable to common shareholders	$123,587	$16,042	$359,609	$48,197

Weighted average common shares outstanding (basic)	237,487	237,399	237,483	237,395
Weighted average common shares outstanding (diluted)	237,529	237,445	237,506	237,433

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.52	$0.07	$1.51	$0.20

(1)
General and administrative expenses include estimated business management incentive fee expense of $17,610 and $10,760 for the three months ended June 30, 2018 and 2017, respectively, and $31,957 and $14,026 for the six months ended June 30, 2018 and 2017, respectively.

(2)
Unrealized gains and losses on equity securities, net, represent the adjustment required to adjust the carrying value of SNH's investments in RMR Inc. and Five Star common stock to their fair value as of June 30, 2018 in accordance with new GAAP standards effective January 1, 2018.

SENIOR HOUSING PROPERTIES TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to common shareholders	$123,587	$16,042	$359,609	$48,197
Depreciation and amortization expense	72,300	69,669	142,639	142,844
Noncontrolling interest's share of net FFO adjustments	(5,300)	(5,305)	(10,600)	(5,761)
Gain on sale of properties	(80,762)	—	(261,916)	—
Impairment of assets	548	5,082	548	5,082
FFO attributable to common shareholders	110,373	85,488	230,280	190,362

Estimated business management incentive fees (2)	17,610	10,760	31,957	14,026
Acquisition and certain other transaction related costs	77	—	97	292
Loss on early extinguishment of debt	—	7,353	130	7,353
Unrealized gains and losses on equity securities, net (3)	(23,265)	—	(50,506)	—
Normalized FFO attributable to common shareholders	$104,795	$103,601	$211,958	$212,033

Weighted average common shares outstanding (basic)	237,487	237,399	237,483	237,395
Weighted average common shares outstanding (diluted)	237,529	237,445	237,506	237,433

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.52	$0.07	$1.51	$0.20
FFO attributable to common shareholders	$0.46	$0.36	$0.97	$0.80
Normalized FFO attributable to common shareholders	$0.44	$0.44	$0.89	$0.89
Distributions declared	$0.39	$0.39	$0.78	$0.78
(1)         SNH calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above.  FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization and the difference between net income attributable to common shareholders and FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO attributable to common shareholders differs from Nareit’s definition of FFO because SNH includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and SNH excludes acquisition and certain other transaction related costs expensed under GAAP such as legal and professional fees associated with SNH's acquisition and disposition activities, gains and losses on early extinguishment of debt, if any, unrealized gains and losses on equity securities, net, if any, and Normalized FFO from noncontrolling interest, net of FFO, if any. SNH considers FFO attributable to common shareholders and Normalized FFO attributable to common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributable to common shareholders and operating income. SNH believes that FFO attributable to common shareholders and Normalized FFO attributable to common shareholders provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, FFO attributable to common shareholders and Normalized FFO attributable to common shareholders may facilitate a comparison of SNH's operating performance between periods and with other REITs. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs for and availability of cash to pay its obligations. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributable to common shareholders or operating income as indicators of SNH’s operating performance or as measures of SNH’s liquidity. These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in SNH’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SNH does.
(2)        Incentive fees under SNH’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in SNH’s consolidated statements of income. In calculating net income attributable to common shareholders in accordance with GAAP, SNH recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SNH recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income attributable to common shareholders, SNH does not include these amounts in the calculation of Normalized FFO attributable to common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

(3)
Unrealized gains and losses on equity securities, net, represent the adjustment required to adjust the carrying value of SNH's investments in RMR Inc. and Five Star common stock to their fair value as of June 30, 2018 in accordance with new GAAP standards effective January 1, 2018.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$174,585	$166,647	$348,313	$333,090
Residents fees and services	102,663	98,366	204,750	196,484
Total revenues	277,248	265,013	553,063	529,574
Property operating expenses	(110,092)	(102,795)	(218,235)	(203,851)
Property net operating income (NOI):	167,156	162,218	334,828	325,723
Non-cash straight line rent adjustments	(3,030)	(3,435)	(6,023)	(6,865)
Lease value amortization	(1,416)	(1,320)	(2,797)	(2,610)
Non-cash amortization included in property operating expenses(2)	(199)	(199)	(398)	(399)
Cash Basis NOI	$162,511	$157,264	$325,610	$315,849

Reconciliation of Net Income to Cash Basis NOI:
Net income	$124,988	$17,402	$362,393	$49,683
Gain on sale of properties	(80,762)	—	(261,916)	—
Income before gain on sale of properties	44,226	17,402	100,477	49,683

Equity in earnings of an investee	(7)	(374)	(51)	(502)
Income tax expense	105	99	365	191
Loss on early extinguishment of debt	—	7,353	130	7,353
Interest expense	44,813	40,800	88,365	84,289
Interest and other income	(60)	(76)	(114)	(195)
Unrealized gains and losses on equity securities, net	(23,265)	—	(50,506)	—
Dividend income	(659)	(659)	(1,318)	(1,319)
Operating income	65,153	64,545	137,348	139,500

Impairment of assets	548	5,082	548	5,082
Acquisition and certain other transaction related costs	77	—	97	292
General and administrative expense	29,078	22,922	54,196	38,005
Depreciation and amortization expense	72,300	69,669	142,639	142,844
Property NOI	167,156	162,218	334,828	325,723

Non-cash amortization included in property operating expenses(2)	(199)	(199)	(398)	(399)
Lease value amortization	(1,416)	(1,320)	(2,797)	(2,610)
Non-cash straight line rent adjustments	(3,030)	(3,435)	(6,023)	(6,865)
Cash Basis NOI	$162,511	$157,264	$325,610	$315,849
(1)        The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that SNH records as depreciation and amortization.  SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributable to common shareholders or operating income as indicators of SNH’s operating performance or as measures of SNH’s liquidity.  These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in SNH’s condensed consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SNH does.
(2)       SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended June 30, 2018					For the Three Months Ended June 30, 2017
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$103,854	$66,113	$102,663	$4,618	$277,248	$94,651	$67,426	$98,366	$4,570	$265,013
Property operating expenses	(31,183)	—	(78,909)	—	(110,092)	(27,646)	—	(75,149)	—	(102,795)
Property net operating income (NOI)	$72,671	$66,113	$23,754	$4,618	$167,156	$67,005	$67,426	$23,217	$4,570	$162,218
NOI change	8.5%	(1.9)%	2.3%	1.1%	3.0%

Property NOI	$72,671	$66,113	$23,754	$4,618	$167,156	$67,005	$67,426	$23,217	$4,570	$162,218
Less:
Non-cash straight line rent adjustments	2,338	555	—	137	3,030	2,520	778	—	137	3,435
Lease value amortization	1,361	—	—	55	1,416	1,265	—	—	55	1,320
Non-cash amortization included in property operating expenses (3)	199	—	—	—	199	199	—	—	—	199
Cash Basis NOI	$68,773	$65,558	$23,754	$4,426	$162,511	$63,021	$66,648	$23,217	$4,378	$157,264
Cash Basis NOI change	9.1%	(1.6)%	2.3%	1.1%	3.3%

Reconciliation of NOI to Same Property NOI:
Property NOI	$72,671	$66,113	$23,754	$4,618	$167,156	$67,005	$67,426	$23,217	$4,570	$162,218
Less:
NOI not included in same property	4,824	1,744	1,514	—	8,082	(2)	4,071	(97)	—	3,972

Same property NOI (4)	$67,847	$64,369	$22,240	$4,618	$159,074	$67,007	$63,355	$23,314	$4,570	$158,246
Same property NOI change	1.3%	1.6%	(4.6)%	1.1%	0.5%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$67,847	$64,369	$22,240	$4,618	$159,074	$67,007	$63,355	$23,314	$4,570	$158,246
Less:
Non-cash straight line rent adjustments	2,040	572	—	137	2,749	2,522	738	—	137	3,397
Lease value amortization	1,424	—	—	55	1,479	1,264	—	—	55	1,319
Non-cash amortization included in property operating expenses (3)	199	—	—	—	199	199	—	—	—	199
Same property cash basis NOI (4)	$64,184	$63,797	$22,240	$4,426	$154,647	$63,022	$62,617	$23,314	$4,378	$153,331
Same property cash basis NOI change	1.8%	1.9%	(4.6)%	1.1%	0.9%

(1)
See above for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. For a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 8.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since April 1, 2017 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Six Months Ended June 30, 2018					For the Six Months Ended June 30, 2017
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$205,005	$134,088	$204,750	$9,220	$553,063	$189,297	$134,678	$196,484	$9,115	$529,574
Property operating expenses	(62,121)	—	(156,114)	—	(218,235)	(54,823)	—	(149,028)	—	(203,851)
Property net operating income (NOI)	$142,884	$134,088	$48,636	$9,220	$334,828	$134,474	$134,678	$47,456	$9,115	$325,723
NOI change	6.3%	(0.4)%	2.5%	1.2%	2.8%

Property NOI	$142,884	$134,088	$48,636	$9,220	$334,828	$134,474	$134,678	$47,456	$9,115	$325,723
Less:
Non-cash straight line rent adjustments	4,574	1,174	—	275	6,023	5,035	1,554	—	276	6,865
Lease value amortization	2,687	—	—	110	2,797	2,500	—	—	110	2,610
Non-cash amortization included in property operating expenses (3)	398	—	—	—	398	399	—	—	—	399
Cash Basis NOI	$135,225	$132,914	$48,636	$8,835	$325,610	$126,540	$133,124	$47,456	$8,729	$315,849
Cash Basis NOI change	6.9%	(0.2)%	2.5%	1.2%	3.1%

Reconciliation of NOI to Same Property NOI:
Property NOI	$142,884	$134,088	$48,636	$9,220	$334,828	$134,474	$134,678	$47,456	$9,115	$325,723
Less:
NOI not included in same property	9,759	5,370	2,539	—	17,668	519	8,152	(92)	—	8,579

Same property NOI (4)	$133,125	$128,718	$46,097	$9,220	$317,160	$133,955	$126,526	$47,548	$9,115	$317,144
Same property NOI change	(0.6)%	1.7%	(3.1)%	1.2%	0.0%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$133,125	$128,718	$46,097	$9,220	$317,160	$133,955	$126,526	$47,548	$9,115	$317,144
Less:
Non-cash straight line rent adjustments	3,951	1,143	—	275	5,369	4,975	1,475	—	276	6,726
Lease value amortization	2,798	—	—	110	2,908	2,505	—	—	110	2,615
Non-cash amortization included in property operating expenses (3)	399	—	—	—	399	399	—	—	—	399
Same property cash basis NOI (4)	$125,977	$127,575	$46,097	$8,835	$308,484	$126,076	$125,051	$47,548	$8,729	$307,404
Same property cash basis NOI change	(0.1)%	2.0%	(3.1)%	1.2%	0.4%

(1)
See above for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. For a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 8.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2017 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Real estate properties	$7,987,732	$7,824,763
Accumulated depreciation	(1,555,754)	(1,454,477)
	6,431,978	6,370,286

Cash and cash equivalents	30,657	31,238
Restricted cash	108,704	16,083
Acquired real estate leases and other intangible assets, net	472,272	472,265
Other assets, net	392,025	404,147
Total assets	$7,435,636	$7,294,019

LIABILITIES AND EQUITY
Unsecured revolving credit facility	$64,000	$596,000
Unsecured term loans, net	547,873	547,460
Senior unsecured notes, net	2,214,856	1,725,662
Secured debt and capital leases, net	843,623	805,404
Accrued interest	26,015	17,987
Assumed real estate lease obligations, net	91,080	96,018
Other liabilities	204,616	228,300
Total liabilities	3,992,063	4,016,831

Total equity	3,443,573	3,277,188
Total liabilities and equity	$7,435,636	$7,294,019

(END)